Exhibit 99.1

Media Contact:

Marne Oberg

Analysts International Corporation

952.838.2867

moberg@analysts.com

Analysts International Corporation Reports First Quarter 2013 Financial Results

MINNEAPOLIS — May 9, 2013 — Analysts International Corporation (AIC) (Nasdaq: ANLY), an information technology services company, today announced financial results for the first quarter 2013, which ended on March 30, 2013.

•    Revenue for the quarter was $24.6 million, compared with $26.7 million in Q1 2012 and $25.5 million in Q4 2012

•    Net income was $0.2 million, or $0.04 per share, essentially flat with net income in both the prior year first quarter as well as Q4 2012

•    Gross profit margin was 22.7%, compared with 23.9% in Q1 2012 and 21.7% in Q4 2012

•    Selling, administrative and other operating costs totaled $5.3 million, compared with $6.2 million in Q1 2012 and $5.3 million in Q4 2012

•    The quarter-end cash balance totaled $5.7 million, with no amounts outstanding under the Company’s credit facility

“Revenue in the first quarter was down year-over-year due primarily to the continued attrition in markets we exited and the loss of a major account last year,” said Brittany McKinney, AIC President and CEO. “We were, however, able to achieve double-digit growth in our strategic accounts, which now represent 65 percent of our total revenue.

“The second quarter will be a turning point in our revenue trajectory,” added McKinney. “The work we have done to strengthen our portfolio will now drive sequential growth throughout the remainder of the year.”

2013 First Quarter Review

Revenues decreased $2.2 million, or 8.1%, in the first quarter of 2013 compared to the first quarter of 2012. When compared with the prior year quarter, the decrease in revenues is due to an 8.6% decrease in the number of hours billed, offset by a 1.9% increase in average billing rates. There were 64 billing days in the first quarter of both fiscal years 2013 and 2012.

In the first quarter of 2013, gross profit was $5.6 million, or 22.7% of revenue, as compared with $6.4 million, or 23.9% of revenue in the first quarter of 2012. The decrease in our first quarter 2013 gross profit is primarily due to changes in revenue mix compared to the prior year first quarter.

Selling, general and other administrative expenses were $5.3 million, or 21.7% of revenue, for the first quarter of 2013, as compared with $6.2 million, or 23.1% of revenue, for the first quarter of 2012. The decrease was the result of lower sales and recruiting personnel expenses as well as a decrease in variable incentive compensation expense.

In the first quarter of 2013, we generated EBITDA of $0.4 million, an increase of $0.1 million compared to $0.3 million of EBITDA generated in the first quarter of 2012, resulting from increased operating income in the current year quarter.

We used cash from operations of $9,000 during the first quarter of 2013 compared to $2.6 million in the first quarter of 2012. As of March 30, 2013, we had a cash balance of $5.7 million and no borrowings from our $15 million credit facility.

Business Outlook for Second Quarter and Full Year 2013

•                  Modest sequential revenue growth and continued profitability for Q2

•                  The full year outlook remains unchanged. Financial results will be between 2011 and 2012 levels with revenue in the range of $106 to $109 million and EBITDA of $2.0 to $3.0 million

First Quarter 2013 Conference Call

AIC will host a conference call on Friday, May 10 at 10 a.m. CT to discuss the first quarter 2013 results. Participants may access the call by dialing 1.888.438.5535, or 1.719.785.1753 for international callers, and entering the conference ID number 6460110. Interested parties can hear a replay of the call from 1 p.m. CT on May 10, 2013, to 10:59 p.m. CT on May 17, 2013, by calling 1.888.203.1112, or 1.719.457.0820 for international callers, and using access code 6460110. Audio of the call can also be accessed via the Internet at www.analysts.com, where it will be archived for 90 days following the completion of the conference call.

About Analysts International Corporation

Analysts International Corporation (AIC) is an IT services firm fully dedicated to the success and satisfaction of its clients. From IT staffing to project-based solutions, AIC provides a broad range of services designed to help businesses and government agencies drive value, control costs and deliver on the promise of a more efficient and productive enterprise. The Company offers a flexible, collaborative approach; clear industry perspective; and the breadth, scale and experience to deliver results. For more information, visit www.analysts.com.

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Any statements made in this press release (or during the conference call referred to herein) that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate” or “continue,” or comparable terminology, are intended to identify forward-looking statements. Statements by the Company, its President and CEO Brittany McKinney or its CFO Lynn Blake, regarding, for instance: The effectiveness of the Company’s sales and marketing strategies, current expectations as to future financial performance and the Company’s ability to execute against its strategic plan, increase revenues, maintain profitability, achieve anticipated gross profit margin rates, build cash, control costs and return value to its shareholders, are forward-looking statements.

Such forward-looking statements are based on current information, which we have assessed, that by its nature is dynamic and subject to rapid and even abrupt changes. Although we believe that the expectations conveyed by the forward-looking statements are reasonable based on information available to us on the date such forward-looking statements were made, no assurances can be given as to future results, levels of activity and achievements. As such, results may differ materially in response to a change in this information.

Forward-looking statements include, for example, statements expressing the intent, belief or current expectations of AIC and members of our management team and involve certain risks and uncertainties, including (i) the risk that management may not fully or successfully implement its business plan or maintain profitability in the future; (ii) the risk that AIC will not be able to realize the benefits of its investments or exploit other opportunities of the business in a timely manner or on favorable terms; (iii) prevailing market conditions in the IT services industry, including intense competition for billable technical personnel at competitive rates, strong pricing pressures from many of our largest clients and difficulty in identifying, attracting and retaining qualified billable technical personnel; (iv) potentially incorrect assumptions by management with respect to the financial effect of prior cost reduction initiatives and current strategic decisions; and (v) other economic, business, market, financial, competitive and/or regulatory factors affecting AIC’s business generally, including those set forth in AIC’s filings with the SEC. All of the forward-looking statements in this press release are qualified by the assumptions that are stated or inherent in such forward-looking statements. Although we believe that these assumptions are reasonable based on the information available to us on the date such assumptions were made, this list is not exhaustive of the factors that may affect any of the forward-looking statements and the reader should not place an undue reliance on these assumptions and such forward-looking statements, which speak only as of the date of this press release and conference call. Such forward-looking statements should be read in conjunction with the Company’s filings with the SEC. AIC assumes no responsibility to update the forward-looking statements contained in this release.

Analysts International Corporation

Consolidated Statements of Operations

(unaudited)

	Three Months Ended
	March 30,	March 31,
(In thousands, except per share amounts)	2013	2012

Revenues	$24,563	$26,723
Cost of revenues	18,995	20,347
Gross profit	5,568	6,376

Selling, administrative and other operating costs	5,321	6,186
Total operating expenses	5,321	6,186

Operating income	247	190

Interest expense	(1)	(1)

Income before income taxes	246	189

Income tax expense (benefit)	17	(9)

Net income (comprehensive income)	$229	$198

Per common share:
Basic income (comprehensive income)	$0.04	$0.04
Diluted income (comprehensive income)	$0.04	$0.04

Weighted-average shares outstanding:
Basic	5,092	5,044
Diluted	5,109	5,114

Analysts International Corporation

Condensed Consolidated Balance Sheets

(unaudited)

	March 30,	December 29,
(In thousands)	2013	2012

ASSETS
Current assets:
Cash and cash equivalents	$5,654	$5,792
Accounts receivable, less allowance for doubtful accounts	17,451	16,095
Other current assets	924	281
Total current assets	24,029	22,168

Property and equipment, net	2,333	2,366
Other assets, net	124	185
Total assets	$26,486	$24,719

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,419	$2,651
Salaries and benefits	3,150	1,724
Deferred revenue	591	331
Deferred compensation	60	62
Other current liabilities	535	529
Total current liabilities	6,755	5,297

Non-current liabilities:
Deferred compensation	249	270
Other long-term liabilities	—	4

Shareholders’ equity	19,482	19,148
Total liabilities and shareholders’ equity	$26,486	$24,719

Analysts International Corporation

Reconciliation of non-GAAP Financial Measures

(unaudited)

	Three Months Ended
	March 30,	March 31,
(In thousands)	2013	2012

Net income as reported	$229	$198
Plus:
Depreciation	168	151
Net interest and non-operating expense	1	1
Income tax expense (benefit)	17	(9)

EBITDA	$415	$341

* Non-GAAP Financial Information

In evaluating the Company’s business, the Company’s management considers and uses EBITDA as a supplemental measure of operating performance. EBITDA refers to a financial measure that the Company defines as net income (loss) excluding interest, taxes and depreciation that are not related to the Company’s operations. This measure is an essential component of the Company’s internal planning process because it facilitates period-to-period comparisons of the Company’s operating performance by eliminating potential differences in net income caused by the existence and timing of certain non-cash items, special charges and other gains and losses. This measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The non-GAAP financial measure included in this press release has been reconciled to the nearest GAAP measure.